UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 20, 2026

THE WENDY’S COMPANY

(Exact name of registrant, as specified in its charter)

Delaware	1-2207	38-0471180
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Dave Thomas Boulevard, Dublin, Ohio	43017
(Address of principal executive offices)	(Zip Code)

(614) 764-3100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.10 par value	WEN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On May 20, 2026, the stockholders of The Wendy’s Company (the “Company”) approved an amendment (the “Amendment”) to the Company’s 2020 Omnibus Award Plan (the “2020 Plan”) to increase the number of shares of common stock, par value $0.10 per share, of the Company available for issuance under the 2020 Plan by 21,000,000 shares. The Company’s Board of Directors had previously adopted the Amendment on April 1, 2026, subject to and effective upon stockholder approval.

A description of the 2020 Plan (giving effect to the Amendment) was included in the Company’s definitive proxy statement on Schedule 14A for the 2026 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on April 2, 2026 (the “2026 Proxy Statement”) under the caption “Proposal 2 – Approval of an Amendment to the Company’s 2020 Omnibus Award Plan,” which description is incorporated herein by reference. The descriptions of the 2020 Plan (giving effect to the Amendment) contained herein and in the 2026 Proxy Statement are qualified in their entirety by reference to the complete text of the 2020 Plan and the Amendment, which are included as exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 20, 2026, the Company held its 2026 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders: (i) elected each of the 8 director nominees; (ii) approved the Amendment to the 2020 Plan to increase the number of shares of common stock available for issuance under the 2020 Plan; (iii) ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2026; (iv) approved an advisory resolution to approve executive compensation; and (v) approved the stockholder proposal regarding a restriction on “blank-check” preferred stock. The voting results for each proposal are set forth below. The proposals are further described in the 2026 Proxy Statement.

Proposal 1

The proposal to elect each of the 8 nominees to serve as a director of the Company until the Company’s next annual meeting of stockholders and until his or her successor is elected and qualified, or until his or her earlier death, resignation, retirement, disqualification or removal, was approved. Each nominee received the affirmative vote of a majority of the votes cast with respect to such nominee’s respective election. Voting results for the nominees were as follows:

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Arthur B. Winkleblack	111,205,913	3,204,516	590,007	35,699,261
Peter W. May	110,514,452	3,891,557	594,427	35,699,261
Wendy C. Arlin	112,250,601	2,196,857	552,978	35,699,261
Michelle Caruso-Cabrera	111,976,927	2,492,838	530,671	35,699,261
Richard H. Gomez	111,776,662	2,846,305	377,470	35,699,261
Michelle J. Mathews-Spradlin	111,679,182	2,956,585	364,670	35,699,261
Bradley G. Peltz	110,990,918	3,634,932	374,586	35,699,261
Peter H. Rothschild	111,103,884	3,532,202	364,351	35,699,261

Proposal 2

The proposal to approve the Amendment to the Company’s 2020 Plan to increase the number of shares of common stock available for issuance under the 2020 Plan was approved by the affirmative vote of a majority of the shares of common stock present (in person or by proxy) and entitled to vote. The voting results for this proposal were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
104,652,276	9,725,101	623,059	35,699,261

Proposal 3

The proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2026 was approved by the affirmative vote of a majority of the shares of common stock present (in person or by proxy) and entitled to vote. The voting results for this proposal were as follows:

Votes For	Votes Against	Abstentions
148,104,812	1,847,183	747,702

Proposal 4

The proposal to approve an advisory resolution to approve executive compensation was approved by the affirmative vote of a majority of the shares of common stock present (in person or by proxy) and entitled to vote. The voting results for this proposal were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
107,732,682	6,462,483	805,271	35,699,261

Proposal 5

The stockholder proposal regarding a restriction on “blank-check” preferred stock was approved by the affirmative vote of a majority of the shares of common stock present (in person or by proxy) and entitled to vote. The voting results for this proposal were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
58,561,819	55,614,508	824,109	35,699,261

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	The Wendy’s Company 2020 Omnibus Award Plan, incorporated herein by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K filed on May 28, 2020.

10.2	First Amendment to The Wendy’s Company 2020 Omnibus Award Plan.

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE WENDY’S COMPANY

Date: May 22, 2026	By:	/s/ Mark L. Johnson
Mark L. Johnson
Director – Corporate & Securities Counsel, and Assistant Secretary